CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-176049) of State Bank Financial Corporation of our report dated March 7, 2014 on the consolidated financial statements of Georgia-Carolina Bancshares, Inc. as of and for the years ended December 31, 2013 and 2012, appearing in Amendment No. 1 to State Bank Financial Corporation's Registration Statement on Form S-4 (No. 333-198707) filed on October 24, 2014.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Atlanta, Georgia January 7, 2015